Exhibit 99.1

News Release

Streamline Health® To Report Third Quarter 2019 Financial Performance on January 8, 2020

Company Determined No Need To Amend Previously Filed Financial Statements To Resolve Amortization Issues Announced December 9, 2019

ATLANTA, GA, January 2, 2020 / Streamline Health Solutions, Inc. (NASDAQ:STRM), provider of integrated solutions, technology-enabled services and analytics supporting revenue cycle optimization for healthcare enterprises today announced that it will release its third quarter 2019 financial performance for the period that ended October 31, 2019, on Wednesday, January 8, 2020 after the close of the financial markets.

As previously disclosed, the Company determined that certain corrections were required for capitalized software development costs and related amortization with respect to previously reported periods.  Two corrections were required, categorized as follows:

(i)	software enhancements that were generally released and not amortized in a timely manner, and
(ii)	amortization expense was calculated using an incorrect method.

The first resulted from an administrative error, while the second resulted from a misapplication of U.S. Generally Accepted Accounting Principles (GAAP).  These corrections off-set each other in the Company’s previously issued financial statements.  Additionally, these differences self-corrected in the Company’s financial statements through the periods from Fiscal Year 2016 through Fiscal Q3 2019.  The Company evaluated the materiality of the effect of these adjustments and determined it was not necessary to restate its previously issued financial statements.

The Company intends to disclose these immaterial corrections through an out of period adjustment in the Company’s financial statements for the quarter ended October 31, 2019. The corrections related primarily to Fiscal Years 2016 and 2017 with a cumulative under-amortization of $678,000 that is eliminated through over-amortization in the following periods:

(i)	$146,000 for Fiscal Year 2018,
(ii)	$153,000 for Fiscal Q1 2019,
(iii)	$165,000 for Fiscal Q2 2019,
(iv)	and $214,000 for Fiscal Q3 2019.

The overall impact of reversing these prior-period errors resulted in a $214,000 increase in net income in Fiscal Q3 2019 and a $532,000 increase in net income for the nine months ended October 31, 2019. As of the end of Fiscal Q3 2019, the Company will have no more corrections necessary to accurately reflect the capitalized software development asset, and related accumulated amortization. Further details regarding the corrections will be contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2019.

The Company will conduct a conference call to review the results on Thursday, January 9, 2020 at 9:00 AM ET. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-269-7756.

A replay of the conference call will be available from January 9, 2020 at 12:00 PM ET to Thursday, January 16, 2020 at 12:00 PM ET by dialing 877-660-6853 and entering passcode 13697756. An online replay of the presentation will also be available for 6 months following the presentation in the Investor Relations section of the Streamline Health website, www.streamlinehealth.net.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge - producing actionable insights that support revenue cycle optimization for healthcare enterprises. We deliver integrated solutions, technology-enabled services and analytics that empower providers to drive revenue integrity in a value-based world. We share a common calling and commitment to advance the quality of life and the quality of healthcare - for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s accounting for amortization expenses, the Company’s belief that the adjustment did not have a material impact on its financial position and the Company’s belief that no further corrections are necessary as of the end of the quarter ended October 31, 2019. These risks and uncertainties include, but are not limited to, the accounting adjustments may not be isolated to the Company’s accounting for amortization expenses, the adjustment may have a material impact on the Company’s financial position, and further corrections may be required. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Randy Salisbury
SVP, Chief Marketing Officer
(404) 229-4242
randy.salisbury@streamlinehealth.net